CONSENT OF INDEPENDENT PETROLEUM CONSULTANT


     As independent petroleum consultants, Petroleum Consultants, Inc. ("Petroleum Consultants") has rendered its Reserve Report, dated May 20, 1997, concerning the properties operated at that time by the United States Exploration, Inc. Petroleum Consultants hereby consents to all references to Petroleum Consultants in the Prospectus and Registration Statement of which they are a part, and the reference to Petroleum Consultants under the heading "Experts" in the Registration Statement on Form S-3 of United States Exploration, Inc.



                                       PETROLEUM CONSULTANTS, INC.

                                       /s/  RONALD L. COOK
                                       -----------------------------------------
                                       Ronald L. Cook, P.E.